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                                                                    EXHIBIT 5.02

                      WINTHROP, STIMSON, PUTNAM & ROBERTS
                             One Battery Park Plaza
                            New York, NY 10004-1490



                                 July 17, 2000

Exodus Communications, Inc.
2831 Mission College Blvd
Santa Clara, CA 95054

Ladies and Gentlemen:

     We have acted as special New York counsel for Exodus Communications, a Delaware corporation (the "Company"), in connection with the filing by the Company on the date hereof with the Securities and Exchange Commission (the "Commission") of Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-40340) (as amended, the "Registration Statement") with respect to the issuance from time to time pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") of an aggregate public offering price of up to $2,000,000,000 (or the equivalent in one or more foreign currencies) of the Company's (i) debt securities in one or more series (the "Debt Securities"),
(ii) shares of its preferred stock, $0.001 par value, in one or more series
(iii) shares of its common stock, $0.001 par value, and (iv) warrants to purchase Debt Securities, shares of such preferred stock or shares of such common stock. The Debt Securities may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"). The Senior Debt Securities are to be issued pursuant to a Senior Indenture (the "Senior Indenture"), to be entered into between the Company and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Senior Trustee"). The Subordinated Debt Securities are to be issued pursuant to a Subordinated Indenture (the "Subordinated Indenture", together with the Senior Indenture, the "Indentures"), to be entered into between the Company and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Subordinated Trustee").

     In so acting, we have reviewed the Registration Statement, the form of the Senior Indenture filed as Exhibit 4.05 to the Registration Statement, the form of Senior Debt Security filed as Exhibit 4.06 to the Registration Statement, the form of the Subordinated Indenture filed as Exhibit 4.07 to the Registration Statement, and the form of Subordinated Debt Security filed as Exhibit 4.08 to the Registration Statement. In connection with the foregoing, we have made such other inquiries and investigations of law as we have deemed necessary or appropriate as a basis for this opinion. In such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of all such documents and all documents submitted to us as original documents. As to questions of fact material to this
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opinion, we have relied upon our review of the documents referred to above and to the accuracy and completeness of the information set forth in the Registration Statement. We have undertaken no independent investigation or verification of factual matters related to this opinion.

     Based upon the foregoing and on the assumptions, and subject to the qualifications, set forth herein, we are of the opinion that:

     1. Assuming (i) the applicable provisions of the Securities Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act"), and the securities or "blue sky" laws of various states shall have been complied with, (ii) the Senior Indenture, including any supplemental indenture thereto under which any Senior Debt Securities will be issued, shall have been duly authorized, executed and delivered by the parties thereto, (iii) the terms of such Senior Debt Securities shall have been established in accordance with (a) the Senior Indenture, as supplemented by any such supplemental indenture, and (b) the resolutions of the Board of Directors of the Company authorizing the creation, issuance and sale of such Senior Debt Securities, and (iv) such Senior Debt Securities shall have been duly authorized, executed and authenticated in accordance with the terms of the Senior Indenture and delivered against the consideration therefor to be set forth in the supplement or supplements to the prospectus constituting a part of the Registration Statement, such Senior Debt Securities will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general application relating to or affecting creditors' rights, by general principles of equity (regardless of whether considered in a proceeding at law or in equity), and by an implied covenant of good faith, fair dealing and reasonableness, and such Senior Debt Securities will be entitled to the benefits of the Senior Indenture.

     2. Assuming (i) the applicable provisions of the Securities Act, the Trust Indenture Act and the securities or "blue sky" laws of various states shall have been complied with, (ii) the Subordinated Indenture, including any supplemental indenture thereto under which any Subordinated Debt Securities will be issued, shall have been duly authorized, executed and delivered by the parties thereto,
(iii) the terms of such Subordinated Debt Securities shall have been established in accordance with (a) the Subordinated Indenture, as supplemented by any such supplemental indenture, and (b) the resolutions of the Board of Directors of the Company authorizing the creation, issuance and sale of such Subordinated Debt Securities, and (iv) such Subordinated Debt Securities shall have been duly authorized, executed and authenticated in accordance with the terms of the Subordinated Indenture and delivered against the consideration therefor to be set forth in the supplement or supplements to the prospectus constituting a part of the Registration Statement, such Subordinated Debt Securities will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general application relating to or affecting creditors' rights, by general principles of equity (regardless of whether considered in a proceeding at law or in equity), and by an implied covenant of good faith, fair dealing and reasonableness, and such Subordinated Debt Securities will be entitled to the benefits of the Subordinated Indenture.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus constituting
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a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                         Very truly yours,

                         /s/ Winthrop, Stimson, Putnam & Roberts